SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 11, 2003

Curis, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Moulton Street Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 503-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

Curis, Inc., a Delaware corporation (“Curis”), is filing this current report on Form 8-K for the purpose of filing with the Securities and Exchange Commission (“SEC”) its press release dated June 11, 2003 announcing that it has licensed its small molecule and antibody inhibitors of the Hedgehog signaling pathway to Genentech, Inc. (“Genentech”) for applications in cancer therapy pursuant to the terms of a Collaborative Research, Development and License Agreement dated June 11, 2003 (the “Collaboration Agreement”). In partial consideration for the rights and licenses granted by Curis under the Collaboration Agreement, Curis sold to Genentech 1,323,835 shares (the “Shares”) of its common stock at a purchase price of $2.644 per share, pursuant to the terms of a Stock Purchase Agreement dated June 11, 2003 (the “Stock Purchase Agreement”). The Company entered into a Registration Rights Agreement with Genentech on June 13, 2003 (the “Registration Rights Agreement”) covering the registration of the Shares for resale under specified conditions.

Copies of the Collaboration Agreement, Stock Purchase Agreement, Registration Rights Agreement and press release have been filed as Exhibits 10.1, 10.2, 10.3, and 99.1, respectively, to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

+10.1	Collaborative Research, Development and License Agreement, dated as of June 11, 2003 between Company and Genentech.

10.2	Common Stock Purchase Agreement, dated June 11, 2003, between the Company and Genentech.

10.3	Registration Rights Agreement, dated June 13, 2003, between the Company and Genentech.

99.1	Press Release, dated June 11, 2003.

+	Confidential treatment requested as to certain portions of this exhibit, which portions have been separately filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIS, INC.

Date: July 10, 2003	By:	/s/ DANIEL R. PASSERI
Daniel R. Passeri
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

+10.1	Collaborative Research, Development and License Agreement, dated as of June 11, 2003 between Company and Genentech.

10.2	Common Stock Purchase Agreement, dated June 11, 2003, between the Company and Genentech.

10.3	Registration Rights Agreement, dated June 13, 2003, between the Company and Genentech.

99.1	Press Release, dated June 11, 2003.

+	Confidential treatment requested as to certain portions of this exhibit.

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